EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Orbotech Ltd. of our report dated March 27, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Orbotech Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2008. We also consent to the incorporation by reference in this Registration Statement on Form F-3 of Orbotech Ltd. of our report dated December 28, 2009 relating to the consolidated financial statements of Photon Dynamics, Inc. for the year ended September 30, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel December 28, 2009	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited

Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guarantee registered in England and Wales.